EXHIBIT 10.61

MUTUAL SETTLEMENT AND RELEASE AGREEMENT AND
COVENANT NOT TO SUE

     This Mutual Settlement and Release and Covenant Not to Sue is made by and between Novo Networks, Inc. (“NNI”) and the Novo Liquidating Trust as successor in interest to Novo Networks Operating Corp., e.Volve Technology Group Inc, and AxisTel Communications, Inc. (the “Trust”) (NNI and the Trust are collectively referred to as “Novo”) and Qwest Communications Corporation (“Qwest”). Qwest and Novo are referred to herein individually as a “Party,” or collectively as the “Parties.” The Parties Enter into this Mutual Settlement and Release Agreement and Covenant Not to Sue (“Agreement”) on this 10th day of December, 2004.

RECITALS

     WHEREAS, disputes have arisen between the Parties regarding the provision and receipt of telecommunication services, including but not limited to disputes concerning the Parties’ April 29, 1998 Switched Services Agreement, September 17, 1998 Carrier Services Agreement, and September 30, 1999 IRU Agreement as amended; and

     WHEREAS, on July 30, 2001, AxisTel Communications, Inc., Novo Networks Global Services, Inc.. Novo Networks International Services, Inc., e.Volve Technology Group, Inc., Novo Networks Operating Corp., and on September 14, 2001 Novo Networks Metro Services, Inc., (collectively, “the Debtors”), filed for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 01-10005 (RJN) (the “Bankruptcy Proceeding”),

     WHEREAS, on March 13, 2002, the Bankruptcy Court confirmed the First Amended Joint Chapter 11 Plan filed by NNl and the Debtors (the “Plan”); and

     WHEREAS, Executive Sounding Board Associates, Inc. (“ESBA”) was originally appointed as the Trustee of the Trust pursuant to the Plan and Rivershore Advisors, LLC subsequently replaced ESBA, (the “Trustee”).

     WHEREAS, NNI and the Trust (as successor in interest to Novo Networks Operating Corp., e.Volve Technology Group, Inc., and AxisTel Communications, Inc.) filed claims against Qwest in Novo Networks, Inc. and the Novo Liquidating Trust (as successor in Interest to Nova Networks Operating Corp., e.Volve Technology Group, Inc, and AxisTel Communications, Inc.) vs. Qwest Communications Corporation and John L. Higgins, Case No. A452142, County of Clark, State of Nevada (the “Nevada Litigation”); and

     WHEREAS, the Nevada Court ordered that the Parties arbitrate the claims made against in the Nevada Litigation;

     WHEREAS, Novo subsequently asserted claims against Qwest in American Arbitration Association (the “AAA”) Matter No. 161 181 00622 02 (the “Arbitration”); and

     WHEREAS, Qwest filed an administrative claim in the Bankruptcy Proceeding, which the Trustee disputed, and Qwest sought to set off that claim in the Arbitration and asserted other scheduled or filed claims (together with the disputed administrative claim, the “Contested Matters”).

     WHEREAS, the Parties desire to avoid the uncertainties, risks and expenses attendant in the Nevada Litigation and the Arbitration and to compromise, settle and release the claims by and between the Parties as set forth herein;

     WHEREAS, the Plan provides that any settlement of Nova’s claims against Qwest must be approved by NNI and the Trustee;

     WHEREAS, the Trustee and NNI have approved the settlement set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants provided herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

     1. Payment

     Within seven (7) days after the execution of this Agreement by the Parties, Qwest shall pay NNI, on behalf of itself and the Trust, One Million One Hundred Fifty Thousand and 00/100 Dollars ($1,150,000.00) by wire transfer to:

JP Morgan Chase Bank
2200 Ross Avenue
Dallas, Texas 75201
ABA: #########
Account: ###-###-#####

     a. Novo believes that the payment set forth herein is intended to be a contemporaneous exchange for new value provided by Novo.

     2. Dismissal with Prejudice

     Novo hereby acknowledges the sufficiency of the payment and consideration outlined in Paragraph 1 of this Agreement. Within five (5) days after payment of the amount outlined in Paragraph 1 of this Agreement, the Parties will file a Stipulated Motion to Dismiss the Nevada Litigation, with prejudice, and will inform the AAA that the Arbitration has been finally settled with each party to pay its own costs and attorney fees.

     3. If Bankruptcy, Approval is Necessary

     Novo represents and warrants that the Plan provides that Bankruptcy Court approval is unnecessary to effectuate the Agreement. To the extent that Bankruptcy Court approval of the Agreement is necessary, Qwest’s obligation to make the payment identified in paragraph 1 of the Agreement to Novo shall be suspended until five (5) days after Bankruptcy Court approval is obtained, or if payment has already been made, Novo shall immediately deposit any funds from

Qwest paid pursuant to paragraph 1 into the registry of the Bankruptcy Court until approval is obtained.

     4. Scope of Agreement

     The Parties intend that this Agreement resolve all charges, amounts, disputes, damages, obligations, rights, controversies, refunds, complaints, demands and other claims, known or unknown, billed or unbilled, discoverable or undiscoverable, and/or fixed or contingent, that any Party has or may have against the other Party including, but not limited to, those arising under, relating to, or that were asserted or could have been asserted by NNI, the Debtors, the Trust, the Trustee and Qwest or any of their respective parent, subsidiary, or affiliated companies, in the Bankruptcy Proceeding, in the Nevada Litigation, or in the Arbitration (collectively, the “Claims and Demands”). The parties agree that the scope of this agreement and the releases contained herein shall not include matters involving the Trustee and Qwest not relating to the Claims and Demands.

     5. Novo’s Release of Claims and Demands

     For and in consideration of the performance by Qwest of its obligations under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NNI, and the Trustee on behalf of the Trust, and their parent companies, subsidiaries (including without limitation Novo Networks Global Services, Inc., Novo Networks International Services, Inc., Novo Networks Metro Services, Inc. and Orix Global Communications, Inc.), owners, affiliates, predecessors, successors, shareholders, partners, principals, insurers and assigns and their past, present and future employees, officers, directors, attorneys, agents and representatives absolutely, unconditionally, completely, and without reservation, release, acquit, and irrevocably release and forever discharge Qwest and its parent companies; subsidiaries, owners, affiliates, predecessors, successors, shareholders, partners, principals, insurers and assigns and their past, present and future employees, officers, directors, attorneys, agents and representatives from and against each and every past, present and future action, claim, demand, charge, invoice, complaint, petition, right, action, claim, demand, charge, invoice, liability, damage, loss, expense, obligation, potential action, cause of action, suit, judgment, offset, or decree in controversy of any kind and nature whatsoever, at law, in equity or otherwise, whether known or unknown, foreseen or unforeseeable, discoverable or undiscoverable, or certain or contingent, that have arisen or might arise in connection with or relating to the Claims and Demands, or that were or could have been asserted in the Nevada Litigation, the Bankruptcy Proceeding or the Arbitration.

     a. The foregoing release of Qwest and affiliated parties is contingent upon: (i) Qwest’s making the payment described in Paragraph 1 above.

     6. Novo’s Release of Higgins

     For and in consideration of the performance by Qwest of its obligations under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NNI, and the Trustee on behalf of the Trust, and their parent companies, subsidiaries (including without limitation Novo Networks Global Services, Inc., Novo Networks

International Services, Inc., Novo Networks Metro Services, Inc. and Orix Global Communications, Inc.), owners, affiliates, predecessors, successors, shareholders, partners, principals, insurers and assigns and their past, present and future employees, officers, directors, attorneys, agents and representatives absolutely, unconditionally, completely, and without reservation, release, acquit, and irrevocably, release, and forever discharge John L. “Jack” Higgins and his companies, subsidiaries, affiliates, predecessors, successors, shareholders, partners, principals, insurers and assigns and their past, present and future employees, attorneys, agents and representatives from and against each and every past, present and future action, claim, demand; charge, invoice, complaint, petition, right, action, claim, demand, charge, invoice, liability, damage, loss, expense, obligation, potential action, cause of action, suit, judgment, offset, or decree in controversy of any kind and nature whatsoever, at law, in equity or otherwise, whether or known or unknown, foreseen or unforeseeable, discoverable or undiscoverable, or certain or contingent, that have arisen or might arise in connection with or relating to the Claims and Demands, or that were or could have been asserted in the Nevada Litigation, the Bankruptcy Proceeding or the Arbitration.

     a. The foregoing release of Higgins and affiliated parties is contingent upon: (i) Qwest’s making the payment described in Paragraph I above.

     7. Qwest’s Release

     For and in consideration of the performance by NNI, and the Trustee on behalf of the Trust, of their obligations under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Qwest, for itself and its parent companies, subsidiaries, owners, affiliates, predecessors, successors, partners, principals, shareholders, insurers and assigns and their past, present and future employees, officers, directors, agents and representatives, fully and finally waives, releases, acquits and forever discharges Novo individually and collectively, including the Trust and Trustee, and their parent companies, subsidiaries, owners, affiliates, predecessors, partners, principals, shareholders, insurers and assigns and their respective past, present and future employees, officers, directors, attorneys, agents and representatives from and against each and every past, present and future action, claim, demand, charge, invoice, complaint, petition, obligation, potential action, cause of action, controversy of any kind or nature whatsoever, at law, in equity or otherwise, whether known or unknown, foreseen or unforeseeable, discoverable or undiscoverable, or certain or contingent, that have arisen or might arise in connection with or relating to the Claims and Demands, or that were or could have been asserted in the Nevada Litigation, the Bankruptcy Proceeding or the Arbitration.

     a. If for any reason the release of Qwest and its affiliated parties set forth in paragraph 5 above does not become effective, the foregoing release of NNI and the Trustee and affiliated parties will also not become effective.

     8. Covenant not to Sue

     Except as it relates to the enforcement of this Agreement, the Parties agree not to institute, cause to be instituted, or participate in any way in the institution of any litigation, proceeding, or other action against any Party in which liability is sought in any way to be predicated upon the Claims and Demands, or any other claims that were or could have been asserted in the Nevada Litigation, the Bankruptcy Proceeding, or the Arbitration.

     9. Confidentiality and Non-Disparagement

     The Parties agree that they shall keep in strict confidence the terms and amount of this Agreement and settlement discussions related thereto. The Parties shall not reveal this confidential information to any other person, except as required by law or order of the court or other government authority, or as is reasonably necessary to be disclosed to the Parties’ accountants, tax advisors, investors, potential investors, or attorneys. The Parties further agree that if they receive a subpoena, summons or request to reveal this confidential information, then the Party shall promptly notify the other Party of the subpoena, summons, or request. The Parties expressly acknowledge that the purpose of this notice and requirement is to provide the non-receiving Party with adequate opportunity to oppose any subpoena, summons, or request. If any Party initiates an enforcement action relating to the terms and conditions of this Agreement, the Parties agree that they will jointly request that everything the Parties file with the court regarding the enforcement case remain sealed from the public. The Parties, further agree that they shall not in writing, orally, or electronically publish or divulge publicly disparaging remarks about one another. These Confidentiality and Non-Disparagement Provisions are contractual consideration and not mere recitals. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that NNI will have the unconditional right to disclose in its filings with the United States Securities and Exchange Commission such information about this Agreement as may be required, in NNI’s sole and reasonable discretion, to satisfy its duties and obligations under applicable securities laws. Notwithstanding the above, the parties agree that the Trust may file in the Bankruptcy Court and serve a notice referencing the existence of the settlement but not the terms thereof. In addition, the parties agree that the Trustee may file with the Bankruptcy Court and provide to the Office of the United States Trustee a report which will include the Trustee’s receipt of the settled amount.

     10. No Admission of Liability or Wrongdoings

     Nothing in this Agreement shall constitute or be construed as an admission of liability on behalf of any of the Parties as to the validity of any of the claims, defenses, or allegations made against the other, or shall be admissible in any court, administrative agency, or tribunal for any purpose whatsoever, with the sole exception of any proceeding to enforce or interpret the terms of this Agreement.

     11. Warranty of Capacity to Execute Release

     The Parties represent and warrant that no other persons or entities have or have had any interest in the claims, demands, obligations, or causes of action referenced in this Agreement, and that the Parties have the sole right and exclusive authority to execute this Agreement. The Parties further represent and warrant that they have the right and authority to agree to this settlement and the releases contained herein and have agreed to this settlement after careful consideration of its merits and after consultation with their attorneys. The Parties further represent and warrant that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations or causes of action referenced in this

Agreement or released herein. The Parties and their attorneys represent and warrant that each Party is competent to agree to this settlement. The Parties warrant, if applicable, that all necessary corporate actions, notices, or elections have been taken to authorize execution of this Agreement.

     12. Voluntarily Entered

     Each Party represents and warrants that this Agreement is fair and is executed voluntarily and by such Party with full knowledge of the consequences and implications of the obligations contained herein. Each Party also represents and warrants that such Party has had the opportunity to be represented by counsel of its choice throughout the negotiations which preceded that execution of this Agreement, and in connection with the preparation and execution of this Agreement, and that each Party has carefully and thoroughly reviewed this Agreement in its entirety.

     13. No Representation as to Tax Consequences or Other Matters

     The Parties execute this Agreement without reliance upon any statements or representations by the other Parties or their attorneys concerning the nature and extent of any legal liability, tax consequences, bankruptcy impact, or any other matter except as contained in this Agreement.

     14. Litigation and Arbitration Expenses

     The Parties understand and agree that each Party shall bear its own attorney fees and costs arising from the actions of its own counsel in connection with this Agreement, the Nevada Litigation, the Bankruptcy Proceeding and/or the Arbitration.

     15. Binding Effect

     The terms and conditions contained in this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, insurers, heirs, survivors, and personal representatives of the Parties.

     16. Applicable Law, Jurisdiction, Venue, and Arbitration

     This Agreement shall be construed under the substantive laws of the State of New York, without regard to its choice of law rules. The Parties to this Agreement agree that the place of performance of this contract is Washington, D.C. Any dispute arising out of this Agreement or any disputes relating to the claims and disputes or potential claims and disputes at issue in the Arbitration, the Nevada Litigation or the Bankruptcy Proceeding shall be resolved by binding arbitration before a single arbitrator in Washington, D.C. The rules and procedures of the AAA or those of a private arbitrator mutually selected by the Parties shall be the sole and exclusive procedures for the resolution of such disputes, except to the extent, if any, that a claim or dispute must be heard as a matter of law in the Bankruptcy Proceeding.

     17. Notice

     Notices under this Agreement will be effective if mailed by registered or certified mail. postage prepaid, or delivered by a nationally recognized overnight courier, or by facsimile, to the addresses listed below for each Party, or to such other addresses as any Patty may subsequently designate in writing.

If to Qwest, to:

Jana Eisinger
Qwest Communications Corporation
1801 California Street, Suite 900
Denver, CO 80202
Facsimile: 303-383-6663

With a copy to:

Timothy R. Beyer
Amy L. Benson
Brownstein, Hyatt & Farber, P.C.
410 17th Street, 22nd Floor
Denver, CO 80202
Facsimile: 303-223-1111

If to Novo, to:

Steven W. Caple
Novo Networks, Inc.
2311 Cedar Springs Road, Suite 400
Dallas, TX 75201
Facsimile: 214-777-4103

Charles M Setzfand
Rivershore Advisors, LLC
As Trustee of the Novo Liquidating Trust
1419 Forest Drive, Suite 205
Annapolis, MD 21403
Facsimile: 410-268-8070

With a copy to:

William A. Brewer III
Bickel & Brewer
1717 Main Street, Suite 4800
Dallas, TX 75201
Facsimile: 214-653-1015

Jeffrey M. Schlerf
The Bayard Firm, P.A.

222 Delaware Avenue, Suite 900
Wilmington, DE 19801
Facsimile: 302-658-6395

     18. Modifications

     No modification of this Agreement shall be effective unless in writing and signed by the to this Agreement.

     19. Merger and Integration

     This Agreement contains the entire agreement between the Parties and embodies and expresses the entire intent of the Parties with regard to the matters set forth herein, and shall be binding and inure to the benefit of the employees, former employees, principals, partners, shareholders, officers, contractors, administrators, agents, personal representatives, successors, and assigns of each Party. There are no representations or warranties between the Parties other than those contained within this Agreement related to the matters herein. There also are no representations or warranties between the Parties relating to the future provision or receipt of telecommunication services or any type of future business relationship. This Agreement supersedes, merges and replaces all prior or contemporaneous understandings, negotiations, offers, promises, representatives, contracts and agreements between the Parties, to the extent such prior understandings, negotiations, offers, promises, representations, contracts and agreements are inconsistent with this Agreement. Extrinsic evidence is not admissible in any proceeding to vary or contradict the terms of this Agreement.

     20. Headings

     The headings of the paragraphs in this Agreement are for convenience and reference only, and shall not affect the meaning or construction of any of the terms or provisions in this Agreement.

     21. Counterparts

     The Parties agree to sign this Agreement in counterparts.

     22. Faxed Signatures

     The Parties agree that faxed signatures are acceptable.

     I have read this Agreement, understand the terms used in it and their legal significance and have executed it voluntarily.

on behalf of Novo Networks, Inc.

STATE OF TEXAS )
)
COUNTY OF TARRANT )

Subscribed and sworn to me this 08 day of December, 2004, by .

My commission expires Oct. 19, 2007.

Witness my hand and official seal.

/s/ Asantewa Hackshaw

Notary Public

[Seal]

     I have read this Agreement, understand the terms used in it and their legal significance and have executed it voluntarily.

/s/	Managing Director Rivershore Advisors, LLC

Trustee

on behalf of Novo Liquidation Trust (as successor in interest to Novo Networks Operating Corp., e.Volve Technology Group, Inc. and AxisTel Communications, Inc.)

STATE OF MARYLAND )
)
COUNTY OF GRINE ARUNDEL )

Subscribed and sworn to me this 7th day of December, 2004, by .

My commission expires July 3, 2008.

Witness my hand and official seal.

/s/ Susan M.K. Best

Notary Public

[Seal]

     I have read this Agreement, understand the terms used in it and their legal significance and have executed it voluntarily.

/s/ Teresa Taylor

Teresa Taylor
Qwest Services Corporation
1801 California Street, Suite 900
Denver, CO 80202

on behalf of Qwest Communications Corporation

STATE OF )
)
COUNTY OF )

Subscribed and sworn to me this 10th day of December, 2004, by Teresa Taylor.

My commission expires April 30, 2007.

Witness my hand and official seal.

/s/ Linda Sciez

Notary Public

[Seal]

Approved as to Form:

/s/ John Bickel

John Bickel II
Bickel & Brewer
1717 Main Street, Suite 4800
Dallas, Texas 75219
(214)653-4000

Counsel for Novo

Timothy R. Beyer
Amy L. Benson
Benjamin A. Kahn
Brownstein, Hyatt & Farber, P.C.
410 17th Street, 22nd Floor
Denver, CO 80202
(303) 223-1100

Counsel for Qwest